Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

PennantPark Investment Corporation and subsidiaries

We consent to the use of our reports dated November 17, 2010 with respect to the financial statements and the effectiveness of internal control over financial reporting for PennantPark Investment Corporation and subsidiaries included herein and to the references to our firm under the headings “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

New York, New York

July 8, 2011